Exhibit 10.1

I-Bankers Securities, Inc.

535 5th Ave

Suite 423

New York, New York 10017

Attn.: Mike McCrory, Chief Executive Officer

March 21, 2024

Ladies and Gentlemen:

Reference is made to the letter agreement, dated November 9, 2020, by and among, Edoc Acquisition Corp., a Cayman Islands exempted company (the “Company”), American Physicians LLC, a Delaware limited liability company (the “Sponsor”), and the directors, officers of the Company named therein (collectively with the Representative, the “Lock-Up Parties”), as amended by that certain First Amendment to Letter Agreement, dated December 5, 2022 (as amended, the “Letter Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Letter Agreement.

Reference is also made to the underwriting agreement, dated November 9, 2020 (the “Underwriting Agreement”), by and between the Company and I-Bankers Securities Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule A thereto, relating to an underwritten initial public offering of the Company’s units.

Reference is further made to that certain Business Combination Agreement, dated as of December 5, 2022 (as amended on March 31, 2023 and December 7, 2023, and as may be further amended, the “Business Combination Agreement”, and all of the transactions contemplated thereunder, the “Business Combination”), by and among the Company, the Sponsor, in the capacity as the representative from and after the closing of the transactions contemplated by the Business Combination Agreement for the shareholders of Purchaser and Pubco (other than the Sellers) in accordance with the terms and conditions of the Business Combination Agreement (the “Purchaser Representative”), Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (“Pubco”), Australian Oilseeds Investments Pty Ltd. (“AOI”), an Australian proprietary company (“AOI”), AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), Gary Seaton, in his capacity as the representative for the Sellers in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”) and the other parties thereto.

Reference is further made to (i) that certain unit subscription agreement, dated as of November 9, 2020, by and among the Company and the Sponsor and (ii) that certain unit subscription agreement, dated as of November 9, 2020, by and among the Company and the Representative (each, a “Subscription Agreement”).

As you are aware, pursuant to Section 3(a) of the Letter Agreement, the Initial Shareholders agreed not to Transfer any Insider Shares: (x) with respect to 50% of its Insider Shares, until the earlier of (i) six (6) months after the date of the consummation of the Business Combination or (ii) the date on which the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination; and (y) with respect to the remaining 50% of their Insider Shares, six (6) months after the date of the consummation of the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Additionally, pursuant to Section 3(b) of the Letter Agreement and Section 5 of the respective Subscription Agreements, the Sponsor, the Representative and each Insider agreed not to effectuate any Transfer of securities issued or issuable upon the exercise of the Private Units or their underlying securities until 30 days after the completion of the Business Combination.

In connection with and in furtherance of the Business Combination, the Lock-up Parties hereby request that each of the undersigned waive compliance by the applicable Lock-up Parties with Sections 3(a) and 3(b) of the Letter Agreement and Section 5 of the respective Subscription Agreement, as applicable, as follows:

●	Immediately prior to the consummation of the Business Combination, Sponsor shall distribute all of its securities, including an aggregate of (i) 1,485,153 Insider Shares, (ii) securities underlying 414,000 Private Units (collectively, the “Distribution Securities”), to its constituent members (such transaction, the “Sponsor Distribution”). Sponsor shall be released from all of its obligations pursuant to Sections 3(a) and 3(b) of the Letter Agreement and Section 5 of its Subscription Agreement with respect to the Sponsor Distribution, except that those recipients of the Distribution Securities in the names and amounts set forth on Annex I hereto shall assume, and continue to be subject to, the obligations set forth in Sections 3(a) and 3(b) of the Letter Agreement and Section 5 of its Subscription Agreement upon receipt thereof.
●	Representative shall be released from its obligations pursuant to Section 5 of its Subscription Agreement with respect to its Private Units.

By signing the counterpart to this letter, each of the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby waives the compliance by the Lock-up Parties with Sections 3(a) and 3(b) of the Letter Agreement and Section 5 of the respective Subscription Agreement, as applicable. Except as specifically waived herein, the parties to the Letter Agreement retain all rights, and each Lock-up Party retains all obligations, as set forth in the Letter Agreement, and the Subscription Agreements and the Representative retains all rights as set forth in the Underwriting Agreement.

[Signature page follows]

If you are in agreement with the foregoing, kindly indicate such agreement by signing the counterpart to this letter and returning the signed copy thereof to the Company at the address first written above or by e-mail at [ ].

Sincerely,

American Physicians LLC

/s/ Xiaoping Becky Zhang
Name:	Xiaoping Becky Zhang
Title:	Managing Member

I-Bankers Securities, Inc.

/s/ Matthew McCloskey
Name:	Matthew McCloskey
Title:	Head of Equity Capital Markets

ACKNOWLEDGED AND AGREED TO THIS 21st DAY OF March 2024:

I-Bankers Securities Inc.

/s/ Matthew McCloskey
Name:	Matthew McCloskey
Title:	Managing Director

EDOC Acquisition Corp.

/s/ Kevin Chen
Name:	Kevin Chen
Title:	Chief Executive Officer

Australian Oilseeds Holdings Limited

/s/ Gary Seaton
Name:	Gary Seaton
Title:	Chief Executive Officer

[Signature Page to Lockup Waiver Letter]